Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: January __, 2011

$[________]

12% SECURED DEBENTURE
DUE JULY __, 2011

THIS DEBENTURE of Green EnviroTech Holdings Corp., a Delaware corporation (the “Company”), designated as its 12% Debenture, due July __, 2011 (the “Debenture”).

FOR VALUE RECEIVED, the Company promises to pay to _________, a [_________], or its registered assigns (the “Holder”), the principal sum of _______ (US$_____) Dollars on the earlier of (i) July __, 2011 (ii) upon the Financing Date, as defined in Section 12, or (iii) the accelerated maturity date applicable in the case of any uncured Event of Default prior to maturity (the “Maturity Date”) and to pay simple accrued interest to the Holder as stated herein on the then outstanding principal amount of this Debenture at the rate of 12% per annum, payable in cash.

This Debenture is subject to the terms and conditions set forth in the Purchase Agreement, as well as to the following additional provisions:

Section 1.                      This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration of transfer or exchange.

Section 2.                      This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.  Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 3.                      Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal amount of this Debenture when the same shall become due and payable, either at Maturity or by acceleration or otherwise; or

(ii) default shall be made in the payment of interest on this Debenture or any other Debenture held by the Holder when the same becomes due and payable and the default continues for a period of five (5) business days; or

(iii)           any representation or warranty made by the Company in the Purchase Agreement or any other Transaction Documents was incorrect in any material respect on or as of the date made; or

(iv)           the Company shall fail to observe or perform any other covenant or agreement contained in this Debenture or any of the other Transaction Documents which failure is not cured, if possible to cure, within 10 calendar days after written notice of such default is sent by the Holder to the Company; or

(v)           the Company shall commence, or there shall be commenced against the Company a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company  commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company  suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing.

(b)           If any Event of Default occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become immediately due and payable in cash.  Commencing upon an Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 4.                      Reserved.

Section 5.                     This Debenture is a direct obligation of the Company, and the obligation of the Company to repay this Debenture is absolute and unconditional.

Section 6.                     Simple interest on the amount advanced will accrue on this Debenture from the date hereof until the Maturity Date at the rate of twelve percent (12% per annum), which shall be due on the Maturity Date.  If any portion of this Debenture is outstanding on the Maturity Date, interest at the rate of eighteen percent (18%) per annum or the highest rate allowed by law, whichever is lower, shall accrue on the outstanding principal of this Debenture from the Maturity Date to and including the date of payment by the Company.  All past due interest shall accrue on a daily basis and shall be payable in cash. The Holder may demand payment of all or any part of this Debenture, together with accrued interest, if any, and any other amounts due hereunder, as of the Maturity Date or any date thereafter.

Section 7.                     Security Interest.  This Debenture shall be secured by the assets of the Company, as set forth in the Security Agreement.

Section 8.                     Subject to Section 12, any payment made by the Company to the Holder, on account of this Debenture shall be applied in the following order of priority: (i) first, to any amounts other than principal and accrued interest, if any, hereunder, (ii) second, to accrued interest, if any, through and including the date of payment, and (iv) then, to principal of the Debenture.

Section 9.                      The outstanding principal of the loan, or any portion thereof, evidenced by this Debenture may be prepaid at the option of the Company, together with accrued interest thereon, without penalty at any time.

Section 10                      Reserved

Section 11                      Reserved

Section 12                      The term "Financing Date" means the date as of which the Company has received cumulative gross proceeds from one or more financings subsequent to the issuance of this Debenture in the aggregate amount of $1,000,000.

Section 13.                      In the event of a Change of Control, Holder, at its option, will have the right (a) immediately prior to the Change in Control, to convert the Debenture into securities of the Company of the same class as those held by the persons acquiring control of the Company, or (b) to require the Company, upon the Change in Control, to purchase the Debenture at a purchase price of 100% of the price, plus accrued interest.  The Company shall give Holder 20 days notice prior to the event of a Change of Control.

Section 14.                      ThisDebenture shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. The Company and the Holder consent to the exclusive jurisdiction of the state courts of the State of New York located in New York County and the United States District Court for the Southern District of New York in connection with any dispute arising under this Debenture and hereby waive, to the maximum extent permitted by law, any objection, including any objection based on forum non convenes, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Debenture. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Debenture

Section 15.                      Reserved.

Section 16.                      Reserved.

Section 17.                     Reserved.

Section 18.                      Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, or sent by registered or certified mail return recipt requested postage prepaid or by a nationally recognized overnight courier service, addressed to the Company, at the address set forth in the Purchase Agreement, or such other address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, or sent by registered or certified mail return recipt requested postage prepaid or by a nationally recognized overnight courier service addressed to the Holder at the address of such Holder appearing on the books of the Company, or if no such address appears, at the principal place of business of such Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the second Business Day following the date of mailing, if sent by certified mail return recipt requested postage prepaid or by nationally recognized overnight courier service, or (ii) upon actual receipt by the party to whom such notice is required to be given. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 19.                      If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

Section 20.                      If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such as though no such law has been enacted. This Debenture shall not be construed more strictly against one party than against the other to the extent that it may have been prepared primarily by counsel of one of the parties, the parties agreeing that both the Holder and the Company have contributed substantially and materially to the preparation of this Debenture and were represented by experienced and knowledgeable counsel in the negotiation and drafting of this Debenture.

Section 21.                      Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control” as used herein shall mean the occurrence of the following events:

(i)           A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions occurring within a 90-day period of securities of the Company representing Beneficial Ownership (as defined below) of fifty (50%) percent or more of the combined voting power of the Company’s then outstanding securities to any “Unrelated Person” or “Unrelated Persons” acting in concert with one another.  For purposes of this definition, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“1934 Act”)).  For purposes of this definition, the term “Unrelated Person” shall mean and include any Person other than the Company, a wholly-owned subsidiary of the Company, an existing shareholder, or an employee benefit plan of the Company.

(ii)           A sale, transfer, or other disposition through a single transaction or a series of transactions occurring within a 90-day period of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another.

(iii)           A change in the ownership of the Company through a single transaction or a series of transactions occurring within a 90-day period such that any Unrelated Person or Unrelated Persons acting in concert with one another become the “Beneficial Owner,” directly or indirectly, of securities of the Company representing at least fifty-one (51%) percent of the combined voting power of the Company’s then outstanding securities.  For purposes of this Agreement, the term “Beneficial Owner” shall have the same meaning as given to that term in Rule 13d-3 promulgated under the 1934 Act, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner of the securities prior to its acquisition of voting rights with respect to the securities.

(iv)           Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holder of the Common Stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least fifty-one (51%) percent of the combined voting power of the surviving corporation’s then outstanding securities.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of the date hereof, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

GREEN ENVIROTECH HOLDINGS CORP.

By:
Name:	Gary M. DeLaurentiis
Title:	CEO

By:
Name:	Jeffrey Chartier
Title:	President